Exhibit 23



                          Independent Auditors' Consent
                          -----------------------------



The Board of Directors
Global Payment Technologies, Inc.:

We consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-30829) of Global Payment Technologies, Inc. of our report dated December 29, 2003 (except as to notes 1c and 9, which are as of January 13, 2004), with respect to the consolidated balance sheets of Global Payment Technologies, Inc. and subsidiaries as of September 30, 2003 and 2002 and the related consolidated statements of operations, shareholders' equity and comprehensive income (loss) and cash flows and related Schedule II for the two years ended September 30, 2003, which report appears in the September 30, 2003 annual report on Form 10-K of Global Payment Technologies, Inc.

Our report dated December 29, 2003 (except as to notes 1c and 9, which are as of January 13, 2004) contains an explanatory paragraph that states that the Company's consolidated fiscal 2001 financial statements have been restated for the reclassification of certain balance sheet items.



                                                              KPMG LLP

Melville, New York
January 13, 2004